UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2026

PANAMERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55569	46-5707326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P O Box 7796 Edmond, OK	73083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 850-2063

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Interim Review

On October 26, 2026 the Audit Committee of the Board of Directors (the "Audit Committee") of Panamera Holdings Corporation (the "Company"), after discussion with management, concluded that the Company's previously issued audited consolidated financial statements as of and for the fiscal years ended July 31, 2025, 2024, 2023 and 2022, included in the Company's Annual Reports on Form 10-K filed on January 6, 2023 (as amended on September 19, 2023), November 16, 2023, January 13, 2025 and November 25, 2025, and the unaudited condensed consolidated financial statements for the quarterly periods ended April 30, 2022 through April 30, 2026, included in the Company's Quarterly Reports on Form 10-Q (together, the "Non-Reliance Periods") should no longer be relied upon. Related earnings releases, reports and communications describing those financial statements should also no longer be relied upon.

The conclusion resulted from the Company's determination that it did not record or disclose its obligations under an employment agreement dated February 18, 2022 between the Company and a former Vice President (the "Employment Agreement"). The Employment Agreement, signed on behalf of the Company by its then Chairman, provided for an annual base salary of $250,000 for a three-year term. The Company made no salary payments under it. The former Vice President resigned effective February 9, 2024 and on March 1, 2024 filed suit against the Company for breach of contract in the 80th Judicial District Court of Harris County, Texas. The Employment Agreement and the lawsuit were not disclosed to the Board of Directors and were not reflected in the Non-Reliance Periods' financial statements, and the lawsuit was not disclosed under Legal Proceedings in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2024. On August 17, 2026, the Company entered into a settlement agreement, without admission of liability, under which it will pay $650,000 in installments through August 2027.

The Company expects the correction to increase accrued liabilities by approximately $112,000 at July 31, 2022, $362,000 at July 31, 2023, and $506,000 at July 31, 2024, and $509,000 at July 31, 2025 and to increase operating expenses by approximately $112,000 in fiscal 2022, $250,000 in fiscal 2023 and $144,000 in fiscal 2024, and $3,000 in fiscal 2025. These amounts are preliminary and exclude payroll taxes, legal fees and other items under evaluation.

The Company will restate the Non-Reliance Periods in an amendment to its previously filed periodic report, in its Annual Report on Form 10-K for the fiscal year ended July 31, 2025, and will file them as soon as practicable.

The Audit Committee discussed the matters disclosed in this Item 4.02 with the Company's independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERA HOLDINGS CORPORATION

/s/ Douglas Baker
Douglas Baker
Chief Financial Officer, and Director

Date: October 26, 2026

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